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                                                                    EXHIBIT 23.7

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

March 8, 1999

The B.F.Goodrich Company

Dear Sirs:

     We hereby consent to all references of our firm name in or made part of the Registration Statement on Form S-4 of The B.F. Goodrich Company. We also consent to the filing of our fairness opinion dated November 22, 1998 as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED

                                   By: /s/  Lance Hirt
                                       --------------------------------------
                                       Lance Hirt, Vice President